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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
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                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (1)  Title of each class of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following advertisement appeared in the Miami Herald on February 27, 1998 and may appear in additional publications:

To the Employees of American Bankers Insurance Group, Inc.:
-----------------------------------------------------------

                            AIG BUILDS BUSINESSES.

AIG's friendly merger agreement with American Bankers Insurance Group, Inc.
(ABIG) is based on tangible values, credible growth plans, and a deep respect for ABIG's past accomplishments and future potential. Here's what that means:

        * We want to complete our merger with ABIG because of its talented employees and its excellent business. Rather than cut ABIG's employees or eliminate facilities, we fully intend to build your business and help ABIG capitalize on AIG's unmatched financial strength and worldwide network.

        * ABIG will continue to run as a separately managed company, with its current management in place, just as we've done with previous acquisitions.

        * We will retain ABIG's headquarters at its current Miami location.

        * We will continue ABIG's exemplary corporate culture and community involvement, including its public school and day-care facility.


Here's one example of AIG's approach to acquisitions: AIG subsidiary International Lease Finance Corporation (ILFC) is the most successful company in the worldwide aircraft leasing business. ILFC is far larger and more successful today than it was when we acquired it in 1990. It has retained its Los Angeles headquarters and management team, as we promised it would, and its employee base has more than doubled over this period. That's AIG's way of doing business.

AIG's track record shows we do what we say we'll do. Cendant and its predecessor companies, on the other hand, don't want you to know about their record of implementing restructurings and terminating employees of acquired companies. The fact is that, since 1995, Cendant's component companies have taken restructuring charges totaling $1.4 billion in connection with nine acquisitions and the merger of CUC and HFS, according to Cendant's own S.E.C. filings. In addition, in the six of the nine acquisitions for which information is available, Cendant terminated more than 1,400 employees, according to the same S.E.C. filings.

Wouldn't you rather be part of AIG, a company with 80 years of global insurance experience? We are committed to our employees and the communities in which we operate.

            At AIG, we look forward to having you join our family.

         (AIG LOGO) WORLD LEADERS IN INSURANCE AND FINANCIAL SERVICES American International Group, Inc., Dept A. 70 Pine Street New York, NY 10270